Exhibit 1.01

Freescale Semiconductor, Ltd.
Conflict Minerals Report
For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of Freescale Semiconductor, Ltd. has been prepared under Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014. Freescale Semiconductor, Ltd. refers to the operations of Freescale Semiconductor, Ltd. and its subsidiaries and may be referred to as the “Company,” “Freescale,” “we,” “us” or “our,” as the context requires. The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this Report.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltain), cassiterite, wolframite, tantalum, tin, tungsten and gold, which we collectively refer to in this Report as “3TG”. For the purposes of this Report, we refer to the “DRC Region” as the Democratic Republic of the Congo and any adjoining country that shares an internationally recognized border with the Democratic Republic of the Congo.

Certain matters discussed in this Report include forward-looking statements.  These forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.  We undertake no obligation to update any information contained in this Report.

Freescale has determined that 3TG are necessary to the functionality or production of products that it manufactures or contracts to manufacture.

Description of Freescale’s Products Covered by this Report

This Report relates to products: (i) for which 3TG are necessary to the functionality or production; (ii) that were manufactured, or contracted to be manufactured, by Freescale; and (iii) for which the manufacture was completed during calendar year 2014 (collectively, the “Covered Products”).

The Covered Products consist of our semiconductor products and customer development hardware tools.

Freescale’s Due Diligence Process

As required under the Rule, Freescale has taken the measures described in this Report to exercise due diligence on the source and chain of custody of 3TG necessary to the functionality or production of the Covered Products. Freescale’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to our position as a “downstream” purchaser.

Step 1: Establish Strong Company Management Systems

Freescale has adopted a Supplier Code of Conduct, available at http://www.freescale.com/webapp/sps/site/overview.jsp?code=SDIVERSITY_CONDUCT, which, among other things, communicates Freescale’s expectations to its suppliers with respect to responsible sourcing of 3TG.  Suppliers are expected to have a policy to reasonably assure that 3TG in the products they supply do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the DRC Region. Suppliers must exercise due diligence on the source and chain of custody of these minerals and make their due diligence measures available to Freescale upon request.

Freescale assembled an internal team from the procurement, legal and finance organizations to lead its 3TG supply chain due diligence. Freescale’s Senior Vice President, General Counsel and Secretary oversaw the activities of this internal team.

Step 2: Identify and Assess Risks in the Supply Chain

Freescale’s supply chain is complex, and in most cases there are many third parties in the supply chain between Freescale’s ultimate manufacture of the Covered Products and the original sources of 3TG. Freescale requires its suppliers to identify the smelters and refiners of 3TG in their supply chain. In most cases, our suppliers reported this information using the broadly adopted conflict minerals reporting template developed by the Conflict Free Sourcing Initiative (“CFSI”), a multi-industry initiative consisting of over 200 companies and associations. Because of the complexity of our supply chain, we rely on our suppliers for the accuracy and completeness of this information.  In most cases, our suppliers submit a consolidated smelter and refiner report for all of their products and materials, not just products and materials provided to Freescale.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our procurement organization has implemented escalation procedures for suppliers who (i) provide products that incorporate 3TG from smelters or refiners that do not comply with a third-party audit program or (ii) have not provided details on the sourcing of 3TG in their supply chain. Under these procedures, our procurement organization develops a list of corrective actions which include a timeline for compliance and may include a decision to continue or temporarily suspend trade with the supplier during the corrective action period. As needed, suppliers who do not make satisfactory progress addressing the identified corrective actions will be reported to senior management.

Freescale’s due diligence measures with respect to identified smelters and refiners were primarily based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide 3TG to our supply chain. In some cases, suppliers reported smelters and refiners that we believe are not operational or may have been misidentified as smelters and refiners. Where practicable, Freescale contacted or attempted to contact smelters and refiners that were neither currently compliant nor in the process of becoming compliant with a third-party audit program to request more information about the country of origin of the 3TG utilized in the smelter’s operations.

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We believe that engagement and active cooperation with other industry members with whom we share suppliers assist in the identification of risks in Freescale’s supply chain by facilitating identification of smelters and refiners and assessment of their due diligence practices. Freescale is a member of, and participates in, CFSI, IPC (a global trade association serving the printed board and electronics assembly industries) and the Electronic Industry Citizenship Coalition, all of which work toward responsible sourcing of 3TG.

Freescale actively participates in CFSI’s Conflict Free Smelter Program (“CFSP”), an independent third-party audit program developed according to global standards including the OECD Guidance to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

Step 5: Report Annually on Supply Chain Due Diligence

This Report is publicly available at http://www.freescale.com/webapp/sps/site/overview.jsp?code=CORP_CONFMATERIALS.

Results of Due Diligence Measures

Based on an internal assessment and information provided by our suppliers, Freescale identified 84 suppliers who provided materials likely to incorporate 3TG necessary to the functionality of the Covered Products (the “3TG Suppliers”).

This Report reflects valid responses from 68 of the 84 3TG Suppliers. These 68 suppliers represent 99.5% of the amount Freescale paid to all 84 3TG Suppliers in 2014. Freescale has engaged non-responsive 3TG Suppliers under the escalation procedures described in Step 3 above.

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, Freescale has reasonably determined that the facilities that may have been used to process the 3TG in Freescale’s products in 2014 include the smelters and refiners listed in Annex I. Based on information received through the CFSP, equivalent independent third-party audit programs or otherwise obtained through the due diligence process, Freescale believes the countries of origin of the 3TG contained in its products include the countries listed in Annex II.

Of the 206 smelters and refiners identified in Annex I, 141 smelters and refiners currently comply with a third-party audit program and an additional 27 smelters and refiners are participating in a program to become compliant. Of the 38 identified smelters and refiners that were neither currently compliant nor in the process of becoming compliant with a third-party audit program, we contacted or attempted to contact 29 smelters to request more information about the country of origin of the 3TG utilized in the smelter’s operations. We were unable to obtain contact information for 9 identified smelters, and we believe three smelters are no longer operational. Fourteen smelters or refiners were identified as sourcing 3TG from the DRC Region, all of which were compliant with the CFSP assessment protocols.

Additional Measures

Freescale intends to take the following steps, among others, this year to improve its due diligence measures and to further mitigate the risk that Freescale’s use of 3TG might finance or benefit armed groups in the DRC Region:

•	update the list of products and 3TG Suppliers to be included in Freescale’s due diligence process for the 2015 calendar year;

•	re-engage each 3TG Supplier to obtain current and accurate information about the supplier’s supply chain of 3TG;

•
execute Freescale’s escalation procedure with each supplier that (i) is non-responsive to requests for information or (ii) does not have systems in place to ensure sourcing of only conflict-free materials; and

•	participate in industry initiatives encouraging “conflict-free” supply chains and identifying “conflict-free” smelters and refiners.

Annex I

Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	Do Sung Corporation	Korea, Republic of
Gold	Doduco	Germany
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	FAGGI ENRICO SPA	Italy
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Company Limited*	China
Gold	Johnson Matthey Inc*	United States
Gold	Johnson Matthey Ltd*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan

Gold	Kazzinc Ltd*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	Kojima Chemicals Co., Ltd*	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic of
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	L' azurde Company For Jewelry*	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	Singapore
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohio Precious Metals, LLC*	United States
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery*	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	Schone Edelmetaal*	Netherlands
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China*	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China
Gold	Tokuriki Honten Co., Ltd*	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Korea, Republic of

Gold	Umicore Brasil Ltda*	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.*	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co. Ltd*	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Global Advanced Metals*	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Group*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp*	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	KEMET Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee*	Austria
Tantalum	RFH Tantalum Smeltry Co., Ltd*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex*	United States
Tantalum	Ulba*	Kazakhstan
Tantalum	Zhuzhou Cement Carbide*	China
Tin	Alpha*	United States
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa*	Brazil
Tin	CV JusTindo	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	Electroloy Metal Pte	China
Tin	EM Vinto*	Bolivia

Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Koki Products Co.,Ltd	Thailand
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metallic Resources Inc	USA
Tin	Metallo Chimique*	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	OMSA*	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya*	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah (Persero), Tbk*	Indonesia
	PT Pelat Timah Nusantara Tbk	Indonesia

Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Senju	Japan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco*	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.*	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Group*	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	North American Tungsten	Canada
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
*Based on a review of publicly available information, smelter or refiner has received a “conflict free” designation from an independent third party audit program as of May 5, 2015.

Annex II

Countries of Origin
Argentina	France	Namibia	Vietnam
Australia	Germany	Netherlands	Zimbabwe
Austria	Guyana	Nigeria	Kenya
Belgium	Hungary	Peru	Mozambique
Bolivia	India	Portugal	South Africa
Brazil	Indonesia	Russia	Angola
Canada	Ireland	Sierra Leone	Burundi
Chile	Israel	Singapore	Central African Republic
China	Japan	Slovakia	Republic of Congo
Colombia	Kazakhstan	South Korea	Rwanda
Côte D'Ivoire	Laos	Spain	South Sudan
Czech Republic	Luxembourg	Suriname	Tanzania
Djibouti	Madagascar	Switzerland	Uganda
Egypt	Malaysia	Taiwan	Zambia
Estonia	Mongolia	United Kingdom	The Democratic Republic of Congo
Ethiopia	Myanmar	United States of America